B-i FIRST AMENDMENT TO LEASE AGREEMENT This FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment"), dated as of December 15, 2026 (the “Effective Date”), is entered into between Parkwood 2, LLC, a Texas limited liability company ("Landlord") and TWFG Holding Company, LLC, a Texas limited liability company ("Tenant" and, together with Landlord, collectively referred to herein as the "Parties"). WHEREAS, Landlord and Tenant entered into that certain Office Lease dated as of November 12, 2024, relating to certain premises located at 10055 Grogans Mill Road, Suite 100, 200 and 500, The Woodlands, Texas 77380, containing approximately 28,971 RSF on the first floor, second floor and fifth floor of the Building (the “Original Premises”) as more particularly described therein (the "Lease"); WHEREAS, Landlord and Tenant desire to expand the area of the Original Premises to include Suite 400 on the fourth floor of the Building, and otherwise amend the terms and conditions of the Lease; and NOW, THEREFORE, for good and valuable consideration paid by Tenant to Landlord and the mutual covenants, terms, and conditions, set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Lease as of the Effective Date as follows: 1. Definitions. Unless otherwise set forth in this First Amendment, all capitalized terms shall have the same meaning as set forth in the Lease. 2. Expansion of Premises. Effective as of the Additional Premises Commencement Date (as defined below), the Original Premises shall be expanded by the addition of Suite 400, an area containing 5,250 RSF on the fourth floor of the Building, identified on Exhibit A-1, attached hereto and made a part hereof (“Additional Premises”), effecting therefore, a total RSF of 34,420 as identified on Exhibit A-1 attached hereto and made a part hereof (“Expanded Premises”). As of the Effective Date, Exhibit A-1 attached hereto shall supersede and replace Exhibit B attached to the Lease and thereafter all references to the Premises contained in the Lease shall refer to both the Original Premises and the Additional Premises as identified above. Consequently, as of the Effective Date, Landlord hereby leases to Tenant those certain premises comprising the Additional Premises, and Tenant hereby leases from Landlord the aforesaid Additional Premises, all upon and subject to the terms, covenants and conditions set forth in the Lease, as the same has been modified and amended hereby. 3. Term. The Term for this First Amendment shall be One Hundred and Six (106) months, with an estimated commencement date on the later of (a) March 1, 2026, or (b) Substantial Completion of the Additional Premises (the “Additional Premises Commencement Date”) and expiring on the Expiration Date under Paragraph 4 of the Original Lease. 4. Rent for Additional Premises. Effective as of the Additional Premises Commencement Date, and in addition to the Base Rent payable for the Original Premises, the Base Rent payable by Tenant to Landlord for the Additional Premises shall be as follows: Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

B-ii Months of Term Annual Base Rent Rate/RSF Monthly Base Rent CD through Month 6 (Abatement Period) $0 $0 Month 7-ED $10.00 $4,375.00 CD = Commencement Date (pursuant to Section 4 of the Lease) ED = Expiration Date (pursuant to Section 4 of the Lease) Provided no Event of Default of Tenant occurs, beyond all applicable notice and cure periods, Base Rent for the Additional Premises shall be abated for the first six (6) full calendar months of the Term (such total abated Base Rent amount being the “Abated Amount”); if the Additional Premises Commencement Date occurs on a date that is not the first day of a month, then Base Rent accruing from the Additional Premises Commencement Date to the end of the calendar month in which the Additional Premises Commencement Date occurs shall not be a part of the Abated Amount, and Tenant shall pay Landlord the applicable Base Rent for such period. During the abatement period specified above, Tenant will still be responsible for the payment of all Tenant’s Share of Operating Expenses and other monetary obligations under the Lease, as amended by Section 5 of this First Amendment. If an Event of Default occurs during the Term, beyond all applicable notice and cure periods, then any remaining Base Rent abatement shall cease on the date of such Event of Default, and, in addition to all other rights and remedies of Landlord, Tenant shall immediately pay to Landlord all Base Rent amounts previously abated. 5. Operating Expenses. As of the Additional Premises Commencement Date, Tenant’s Operating Expenses pursuant to Section 7(c) of the Lease shall be based upon 34,420 RSF rather than 28,971 RSF. 6. Parking Spaces. In addition to the parking spaces in Section 1(j) of the Lease, Landlord agrees to make available to Tenant (i) an additional sixteen (16) unreserved, non- exclusive automobile parking spaces, at no cost to Tenant, and (ii) of the unreserved parking, up to four (4) may be designated as reserved (during the hours specified in Paragraph 8(c) of the Lease) in the Parking Facilities now or hereafter serving the Project 7. Tenant Improvements. Any an all construction for the Additional Premises shall be governed by the Construction Agreement attached as Exhibit “B-1” of this First Amendment. 8. Co-Termination. Without further action by either Party, this First Amendment shall automatically terminate upon termination of the Original Lease, subject to any provisions that expressly survive termination. 9. Renewal Option. Tenant shall have the option, provided that Tenant is not in default under this First Amendment, beyond all applicable notice and cure periods, and provided further that Tenant is operating in and in possession of the Additional Premises; upon notification to Landlord in writing at least six (6) months prior to the expiration of the Term, to extend the Term for one (1) additional period of One Hundred and Twenty (120) months (the “Extension Term”), with an annual Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

B-iii Base Rent Rate at Market Rental Rate, as defined in the Lease, and pursuant to the notice requirements set forth in Section 30 of the Lease. 10. Affirmation of Lease Terms. Except as modified by this First Amendment, the Lease shall remain unchanged and shall continue in full force and effect. If there is any conflict between the terms of the Lease and the terms set forth in this First Amendment, the terms specifically set out in this First Amendment shall control. From and after the Effective Date, all references to "the Lease" or "this Lease" in the Lease shall mean the Lease as modified by this First Amendment. 11. Entire Agreement. The First Amendment contains the parties’ entire agreement regarding the subject matter hereof. There are no representations or warranties between the parties not contained in the First Amendment. No amendment of this First Amendment shall be effective unless in writing and duly signed by the party against whom enforcement is sought. Any invalidated provision of this First Amendment shall be severed from, and shall not impair the validity of, this First Amendment. The exhibits and riders attached hereto are incorporated herein and made a part of this First Amendment for all purposes. [SIGNATURE PAGE FOLLOWS] Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

B-iv IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date. LANDLORD: PARKWOOD 2, LLC a Texas limited liability company By: ___________________ Name: Richard F. Bunch III Title: Manager TENANT: TWFG HOLDING COMPANY, LLC a Texas limited liability company By: ___________________ Name: Richard F. Bunch III Title: Chief Executive Officer Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

B-v EXHIBIT “A-1” FLOOR PLAN OF PREMISES The attached Drawing is only intended to show the general layout of the Premises and shall not be interpreted to increase or decrease the size of the Premises specified in Paragraph 1 of the Lease or grant to Tenant any rights or add any obligations to Landlord beyond those expressly set forth in the main body of the Lease. Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

B-vi Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

B-vii Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

EXHIBIT “B-1” CONSTRUCTION AGREEMENT This Construction Agreement (“Agreement”) is attached as an Exhibit to the First Amendment to Lease Agreement (the “First Amendment”), between PARKWOOD 2, LLC, as Landlord, and TWFG HOLDING COMPANY, LLC, as Tenant. Unless otherwise specified, all terms used herein shall have the same meanings as in the Lease. 1. Approved Construction Documents. Tenant’s Information. No later than ten (10) days after the Date of the First Amendment, Tenant shall submit to Landlord all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Work (as defined below) in the Premises, including Tenant’s partition layout, reflected ceiling, telephone and electrical outlets and equipment rooms, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, structural loads, millwork, finish schedules, and HVAC and electrical requirements, together with all supporting information and delivery schedules (“Tenant’s Information”). Construction Documents. Following Landlord’s execution of the First Amendment and receipt of Tenant’s Information, Landlord’s designated architectural/engineering firm shall prepare and submit to Tenant all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the “Construction Documents”). In addition, Landlord shall advise Tenant of the number of days of Tenant Delay (defined below) attributable to any extraordinary requirements (if any) contained in Tenant’s Information. Approved Construction Documents. Within 3 days after receipt, Tenant shall approve and return the Construction Documents to Landlord. Upon Tenant’s approval, the Construction Documents shall become the “Approved Construction Documents”. Tenant designates Richard F. Bunch III (“Tenant’s Representative”) as the person authorized to approve all plans, drawings, change orders, and approvals pursuant to this Construction Agreement. Landlord shall not be obligated to respond to or act upon any such item until such item has been approved in writing by Tenant’s Representative. 2. Pricing and Bids. Estimates. Following receipt of the Approved Construction Documents, Landlord will promptly price the construction of the Work (defined below) in accordance therewith and furnish written price estimates to Tenant. Tenant shall work with Landlord on the bidding process and shall be able to recommend general contractors for the construction of the Premises. Approved Pricing. Upon receipt, Tenant shall promptly review such estimates and complete negotiations with Landlord for any changes or adjustments thereto. Within 5 days after such receipt, Tenant shall return the estimates with written approval to Landlord. 3. Landlord’s Contributions. Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

9 Construction Allowance. Tenant shall reimburse Landlord for all costs and expenses for the construction of the Work in accordance with this Construction Agreement. Landlord will contribute a sum not to exceed $0.00 per RSF in the Premises (the “Construction Allowance”), towards the cost of constructing the Work (as defined below) in accordance with this Construction Agreement. Payments shall be made directly to Landlord’s contractor performing the Work. The cost of all space planning, design, consulting or review services and construction drawings shall be included in the cost of the Work and shall be paid by Tenant. Landlord shall provide Tenant a "Test Fit" using a contractor as agreed by Landlord and Tenant at Landlord’s expense. Unused Allowance(s). Any allowance made available to Tenant under this Construction Agreement must be utilized for its intended purpose within 12 months of the Date of the First Amendment or be forfeited with no further obligation on the part of Landlord. Alterations. Conditioned upon Tenant reimbursing Landlord for all costs and expenses for construction of the Work, Tenant shall have the right to alter or remove such improvements at Tenant’s sole cost and expense. 4. Construction. The Work. Subject to the terms of this Construction Agreement, Landlord agrees to cause permanent leasehold improvements to be constructed in the Premises (the “Work”) in a good and workmanlike manner in accordance with the Approved Construction Documents. General Terms. Tenant acknowledges that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Applicable Law or be free from errors or omissions or result in construction of a safe place of habitation, nor that the Work will be free from defects or unsafe conditions, and Landlord will have no liability therefor. In the event of such errors, omissions or defects, and upon Tenant’s written request, Landlord will use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties. Electrical Design Capacity. Any electrical requirements, services, or equipment in excess or contravention of the Building Standard electrical requirements, services, or equipment shall constitute ABS electrical services subject to Landlord’s approval and Tenant’s compliance with the other applicable provisions of the Lease, specifically including Paragraph 8(d) thereof. However, the cost of purchasing and installing any ABS electrical equipment (including submeters) approved by Landlord shall be paid at Tenant’s expense may be paid from the Construction Allowance (if any) as part of the Work. ADA Compliance. Landlord shall be responsible for ADA compliance for the base Building, core areas (including elevators, Common Areas, Service Areas and the Project’s parking facilities) and all points of access into the Project. Tenant shall be responsible for ADA compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant or its Affiliates. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

10 comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant. Substantial Completion. Definition. Subject to adjustment under Paragraphs 4(e)(iii) and 4(e)(iv), “Substantial Completion” shall occur, with respect to the Premises, when (A) all of the Work has been completed in accordance with this Construction Agreement and the Approved Construction Documents, to the extent that Tenant would have access to the Premises and would be able to conduct its business in a reasonable manner, and (B) either (x) if final inspection approval from an appropriate regulatory authority for the Premises is required, then Landlord has obtained final inspection approval from all such appropriate regulatory authorities for the Premises, (y) if final inspection approval from an appropriate regulatory authority for the Premises is not required and Landlord has engaged an architect for the Work, then Landlord’s architect has delivered to Landlord a certificate of substantial completion in form acceptable to Landlord, or (z) if final inspection approval from an appropriate regulatory authority for the Premises is not required and Landlord has not engaged an architect for the Work, then Landlord determines that substantial completion of the Work has been achieved, in each instance even though adjustments or corrections may be necessary and minor “punch-list” items remain to be completed. Time of the Essence. Time is of the essence in connection with the obligations of Landlord and Tenant under this Construction Agreement. Tenant Delay. If Landlord is delayed in achieving Substantial Completion due to a delay caused by a Tenant Party or for any other cause arising from an act or omission of any Tenant Party, including Tenant’s request for changes or failure to timely deliver or approve Tenant’s Information, the Approved Construction Documents, approve the price estimates, pay any Cost Overruns (as defined below) or otherwise respond to any other Landlord request (collectively, “Tenant Delay”), Substantial Completion shall be deemed to have occurred on the date Substantial Completion would have been achieved but for such Tenant Delay. Other Delay. If Substantial Completion is delayed for any reason other than Tenant Delay, Substantial Completion shall occur on the date when actually achieved (subject to adjustment for Tenant Delay). Landlord Liability. Landlord shall not be liable or responsible for any Claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason. However, Tenant’s sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay shall be the resulting postponement (if any) of the commencement of rental payments under the First Amendment. Tenant Access. Tenant shall be permitted reasonable access to the Premises at no cost upon the First Amendment Execution for purposes of coordination of the installation of furniture, fixtures and equipment, and telecom installation, wiring and cabling, so long as Tenant’s access does not interrupt or interfere with construction. In addition, Tenant shall be permitted reasonable access to the Premises at no cost six weeks prior to the Commencement Date for purposes of installing furniture, fixtures and equipment. Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908

11 5. Costs. Change Orders and Cost Overruns. All change orders must be approved in advance in writing by Landlord. Change orders requested by Tenant and approved by Landlord which delay or increase the cost of the Work shall be paid by Tenant within 15 days of receipt of Landlord’s invoice therefor (which payment may be required by Landlord prior to commencing construction). Except as otherwise expressly provided in this Construction Agreement, all costs of the Work in excess of the Construction Allowance (collectively, “Cost Overruns”) shall be paid by Tenant to Landlord within 10 days of Landlord’s invoice. In addition, at Landlord’s election, Landlord may require Tenant to prepay any projected Cost Overruns within 5 days of Landlord’s invoice. Landlord may stop or decline to commence all or any portion of the Work until such payment (or prepayment) is received. On or before the Commencement Date, and as a condition to Tenant’s right to take possession of the Premises, Tenant shall pay Landlord the entire amount of all Cost Overruns, less any prepaid amounts. Construction Management Fee. Within 10 days following the date of invoice, Tenant shall, for supervision and administration of the construction and installation of the Work, pay Landlord a construction management fee equal to three percent (3.0%) of the aggregate contract price for the Work, which may be paid from the unused portion of the Construction Allowance (if any). Tenant’s failure to pay such amount when due shall constitute an Event of Default under the Lease. Additional costs to be deducted from the Tenant Allowance include any keying charges incurred. Docusign Envelope ID: 5336C056-1A8E-4265-BCCC-31415E4C1908